PRESS RELEASE

FOR ADDITIONAL INFORMATION:
Investor Relations
David Lim
+1 844-632-1060
IR@univar.com

Media Relations
Michele Mazur
+1 331-777-6187
mediarelations@univar.com

Univar Reports 2017 Second Quarter Financial Results

Second Quarter 2017 Highlights

•	Univar reported second quarter 2017 net income of $31.3 million, or $0.22 per share, compared to net income of $39.8 million, or $0.29 per share, in the prior year second quarter.

•
Net income included $11.5 million, or $0.06 per share, in U.S. transformation costs and a loss of $10.8 million, or $0.06 per share, related to movements in foreign exchange and hedging contracts. The prior year second quarter included a gain of $0.04 per share for movements in foreign exchange and hedging contracts.

•
Adjusted EBITDA increased 8.6 percent to $160.9 million compared to $148.2 million in the prior year second quarter, driven by gross margin expansion of 110 basis points and Adjusted EBITDA margin expansion of 60 basis points.

•	Gross margin, Adjusted EBITDA margin, and Adjusted EBITDA increased in all segments as a result of the company's initiatives to improve its commercial and operational performance.

•	USA segment Adjusted EBITDA growth accelerated to 10.6 percent over the prior year period as the USA transformation plan takes hold.

•	Cash flow from operations and free cash flow grew significantly in the quarter compared to last year. Net debt/Adjusted EBITDA declined to 4.6x from 5.2x in the prior year second quarter.

DOWNERS GROVE, Ill. – August 4, 2017 – Univar Inc. (NYSE: UNVR) (“Univar”), a global chemical and ingredient distributor and provider of value-added services, announced today its financial results for the second quarter ended June 30, 2017.

Univar reported net income of $31.3 million, or $0.22 per share, compared to net income of $39.8 million, or $0.29 per share, in the second quarter of 2016. Net income for the second quarter 2017 included $11.5 million, or $0.06 per share, in U.S. transformation costs and a loss of $10.8 million, or $0.06 per share, for movements in the U.S. dollar value of foreign currency denominated loans and monetary balances, and mark-to-market impacts related to hedging contracts. The prior year second quarter included a gain of $0.04 per share for the same items.

Adjusted EBITDA grew 8.6 percent to $160.9 million from $148.2 million in the second quarter last year as a result of improvements in the Company's sales force effectiveness, margin management and business mix. Adjusted EBITDA margin expanded 60 basis points to 7.2 percent and Adjusted EBITDA margin increased across all segments. In the USA segment, improvements in the Company's sales force execution and operating discipline drove a 10.6 percent increase in Adjusted EBITDA.

"We're pleased with the momentum we are building as demonstrated by our rising profitability growth over the past few quarters. Adjusted EBITDA grew for the third quarter in a row and our U.S. transformation plan is taking hold," said Steve Newlin, chairman and chief executive officer. “Our growth has accelerated and we are gaining confidence as our execution improves.”
“Effective working capital management complemented EBITDA growth, and that enabled us to reduce our leverage ratio and strengthen our balance sheet,” added Carl Lukach, executive vice president and chief financial officer. “Our margins are increasing and we generated strong cash flow in the quarter.”

Company Performance

The results of Univar’s operating performance are described below and, unless otherwise indicated, are a comparison of second quarter 2017 results with second quarter 2016 results, including Adjusted EBITDA, which is reconciled to reported net income in the accompanying supplemental financial information.

	(Unaudited)

	Three months ended June 30,				% change
(in millions)	2017	2016	$ change	% change	excl. currency

External Net Sales
USA	$1,191.1	$1,212.8	$(21.7)	(1.8)%	(1.8)%
Canada	492.4	485.4	7.0	1.4%	4.1%
EMEA	463.7	459.9	3.8	0.8%	5.1%
Rest of World	99.8	104.4	(4.6)	(4.4)%	(5.0)%
Total Consolidated Net Sales	$2,247.0	$2,262.5	$(15.5)	(0.7)%	0.7%

Gross Profit
USA	$275.7	$263.1	$12.6	4.8%	4.8%
Canada	67.5	60.6	6.9	11.4%	15.4%
EMEA	104.7	103.1	1.6	1.6%	5.4%
Rest of World	18.5	18.6	(0.1)	(0.5)%	(3.2)%
Total Consolidated Gross Profit	$466.4	$445.4	$21.0	4.7%	6.0%

Adjusted EBITDA
USA	$92.0	$83.2	$8.8	10.6%	10.6%
Canada	36.8	31.5	5.3	16.8%	20.3%
EMEA	36.3	33.0	3.3	10.0%	17.0%
Rest of World	4.9	4.2	0.7	16.7%	11.9%
Other*	(9.1)	(3.7)	(5.4)	(145.9)%	(145.9)%
Total Consolidated Adjusted EBITDA	$160.9	$148.2	$12.7	8.6%	10.7%
* Other represents unallocated corporate costs that do not directly benefit segments.

Segment Highlights

USA – Net sales for the USA segment decreased 1.8 percent to $1.2 billion. Improvements in the Company's sales force effectiveness largely offset a decline in volume, the majority of which can be attributed to the company’s margin management efforts. Gross profit increased $12.6 million, or 4.8 percent, to $275.7 million, while gross margin expanded 140 basis points to 23.1 percent due to margin and mix enrichment efforts and improved sales force execution. Adjusted EBITDA grew $8.8 million, or 10.6 percent, to $92.0 million, and Adjusted EBITDA margin expanded 80 basis points to 7.7 percent.

Canada – Net sales for the Canada segment increased 1.4 percent to $492.4 million, driven by higher sales volumes, partially offset by changes in market and product mix due to a soft agricultural season. Gross profit grew $6.9 million, or 11.4 percent, to $67.5 million, while gross margin expanded 120 basis points to 13.7 percent due to improved sales force execution, margin management, mix improvement and higher supplier rebates in the second quarter than last year. Adjusted EBITDA grew $5.3 million, or 16.8 percent, to $36.8 million, and Adjusted EBITDA margin expanded 100 basis points to 7.5 percent.

EMEA – Net sales for the EMEA segment increased 0.8 percent to $463.7 million, as mix enrichment and margin improvement initiatives were partially offset by a decline in volume driven largely by three fewer billing days. Gross profit grew $1.6 million, or 1.6 percent, to $104.7 million, and gross margin expanded 20 basis points to 22.6 percent, reflecting favorable product and end market mix. Adjusted EBITDA increased $3.3 million, or 10.0 percent, to $36.3 million, while Adjusted EBITDA margin expanded 60 basis points to 7.8 percent, due to modestly lower operating expenses and higher gross margin.

Rest of World – Net sales for the Rest of World segment decreased 4.4 percent to $99.8 million due to lower demand and sluggish economic conditions in Latin America. Gross profit of $18.5 million was essentially flat with the prior year, while gross margin expanded 70 basis points to 18.5 percent, driven by strong margin management efforts to counterbalance the challenging economic conditions pressuring margins. Adjusted EBITDA increased $0.7 million, or 16.7 percent, to $4.9 million, and Adjusted EBITDA margin expanded 90 basis points to 4.9 percent largely due to cost reductions in our Asia Pacific business and solid performance in Brazil.

Outlook

The Company will continue executing against its Commercial Greatness, Operational Excellence and One Univar initiatives. As a result of its progress to date, Univar now expects Adjusted EBITDA for the full year to grow high single digits versus last year. For the third quarter of 2017, the Company also expects Adjusted EBITDA to grow high single digits from last year’s $145.9 million.

“Univar is transforming into a growth company, developing the infrastructure, culture, and strategy, as well as the execution skills and mindset to deliver superior growth for years to come," said Newlin. “We are becoming a collaborative, cohesive organization with a culture that holds people accountable and recognizes and rewards superior performance. This is the basis for strong execution and how we drive consistent double-digit profitability growth.”

Univar to Host Webcast on August 4, 2017 at 9:00 a.m. EDT

The Company will host a webcast with investors to discuss the second quarter results at 9:00 a.m. ET on August 4, which can be accessed on the Investor Relations section of its website at http://investor.univar.com. Following the event, an archived version of the webcast and supporting materials will be available on the same website.

Adjusted EBITDA, Adjusted EBITDA margin

The Company monitors the results of its operating segments separately for the purposes of making decisions about resource allocation and performance assessment. The Company evaluates performance on the basis of Adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of pension mark to market adjustments, acquisition and integration related expenses, employee stock-based compensation expense, restructuring charges, business optimization, and other unusual or non-recurring expenses), impairment charges, loss on extinguishment of debt and other income (expense), net (which consists of gains and losses on foreign currency transactions and undesignated derivative instruments, debt refinancing costs, and other non-operating activity). Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net sales. The Company believes that Adjusted EBITDA is an important indicator of operating performance because:

•	The Company reports Adjusted EBITDA to its lenders as required under the covenants of its credit agreements;

•	Adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization expenses;

•	The Company uses Adjusted EBITDA in setting performance incentive targets;

•	The Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations; and

•
Other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

Use of Non-GAAP Measures

The Company’s management believes that certain financial measures that do not comply with accounting principles generally accepted in the United States (“GAAP”) provide relevant and meaningful information concerning the ongoing operating results of the Company. Such non-GAAP financial measures are used from time to time herein but should not be viewed as a substitute for GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedule A.

About Univar
Founded in 1924, Univar (NYSE: UNVR) is a global chemical and ingredients distributor and provider of value-added services, working with leading suppliers worldwide. Supported by a comprehensive team of sales and technical professionals with deep specialty and market expertise, Univar operates hundreds of distribution facilities throughout North America, Western Europe, Asia-Pacific and Latin America. Univar delivers tailored customer solutions through a broad product and services portfolio sustained by one of the most extensive industry distribution networks in the world. For more information, visit www.univar.com.

Forward-Looking Statements

This press release includes certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Univar Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in millions, except per share data)	2017	2016	2017	2016
Net sales	$2,247.0	$2,262.5	$4,245.8	$4,261.5
Cost of goods sold	1,780.6	1,817.1	3,340.0	3,385.8
Gross profit	466.4	445.4	905.8	875.7
Operating expenses:
Outbound freight and handling	71.9	73.3	142.9	144.6
Warehousing, selling and administrative	233.6	223.9	459.7	448.8
Other operating expenses, net	24.2	11.5	44.0	17.0
Depreciation	34.1	38.0	70.0	71.5
Amortization	16.5	23.3	33.2	45.3
Total operating expenses	$380.3	$370.0	$749.8	$727.2
Operating income	$86.1	$75.4	$156.0	$148.5
Other (expense) income:
Interest income	0.8	1.0	1.7	1.9
Interest expense	(36.6)	(41.4)	(73.3)	(82.9)
Loss on extinguishment of debt	—	—	(0.8)	—
Other expense, net	(11.7)	5.7	(20.8)	(7.7)
Total other expense	$(47.5)	$(34.7)	$(93.2)	$(88.7)
Income before income taxes	38.6	40.7	62.8	59.8
Income tax expense	7.3	0.9	8.9	6.0
Net income	$31.3	$39.8	$53.9	$53.8
Income per common share:
Basic	$0.22	$0.29	$0.38	$0.39
Diluted	0.22	0.29	0.38	0.39
Weighted average common shares outstanding:
Basic	140.1	137.6	139.8	137.6
Diluted	141.3	138.1	141.2	138.0

Univar Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except per share data)	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$321.8	$336.4
Trade accounts receivable, net	1,313.5	950.3
Inventories	817.3	756.6
Prepaid expenses and other current assets	151.6	134.8
Total current assets	$2,604.2	$2,178.1
Property, plant and equipment, net	1,008.8	1,019.5
Goodwill	1,800.5	1,784.4
Intangible assets, net	312.7	339.2
Deferred tax assets	24.0	18.2
Other assets	56.7	50.5
Total assets	$5,806.9	$5,389.9
Liabilities and stockholders’ equity
Current liabilities:
Short-term financing	$19.4	$25.3
Trade accounts payable	1,130.0	852.3
Current portion of long-term debt	99.3	109.0
Accrued compensation	72.6	65.6
Other accrued expenses	239.7	287.3
Total current liabilities	$1,561.0	$1,339.5
Long-term debt	2,895.5	2,845.0
Pension and other postretirement benefit liabilities	266.1	268.6
Deferred tax liabilities	17.7	17.2
Other long-term liabilities	106.9	109.7
Total liabilities	$4,847.2	$4,580.0
Stockholders’ equity:
Preferred stock, 200.0 million shares authorized at $0.01 par value with no shares issued or outstanding as of June 30, 2017 and December 31, 2016	—	—
Common stock, 2.0 billion shares authorized at $0.01 par value with 140.6 million and 138.8 million shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	1.4	1.4
Additional paid-in capital	2,285.1	2,251.8
Accumulated deficit	(1,000.0)	(1,053.4)
Accumulated other comprehensive loss	(326.8)	(389.9)
Total stockholders’ equity	$959.7	$809.9
Total liabilities and stockholders’ equity	$5,806.9	$5,389.9

Univar Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in millions)	2017	2016	2017	2016
Operating activities:
Net income	$31.3	$39.8	$53.9	$53.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50.6	61.3	103.2	116.8
Amortization of deferred financing fees and debt discount	1.9	2.0	3.9	4.0
Amortization of pension credit from accumulated other comprehensive loss	(0.1)	(1.5)	(0.1)	(4.5)
Loss on extinguishment of debt	—	—	0.8	—
Deferred income taxes	(2.0)	3.3	(5.3)	(3.6)
Stock-based compensation expense	5.1	1.3	11.5	3.5
Other	0.2	(0.1)	0.7	(0.4)
Changes in operating assets and liabilities:
Trade accounts receivable, net	(179.2)	(189.3)	(321.6)	(274.1)
Inventories	28.5	113.4	(37.9)	18.3
Prepaid expenses and other current assets	5.7	7.8	(13.2)	27.7
Trade accounts payable	172.5	61.8	252.4	242.8
Pensions and other postretirement benefit liabilities	(10.2)	(10.2)	(19.2)	(20.2)
Other, net	(39.7)	(39.2)	(44.8)	(49.0)
Net cash provided (used) by operating activities	$64.6	$50.4	$(15.7)	$115.1
Investing activities:
Purchases of property, plant and equipment	(17.7)	(21.7)	(38.6)	(45.2)
Purchases of businesses, net of cash acquired	—	(1.5)	(0.5)	(54.8)
Proceeds from sale of property, plant, and equipment	—	2.0	—	2.9
Other	1.3	(0.4)	1.0	(1.7)
Net cash used by investing activities	$(16.4)	$(21.6)	$(38.1)	$(98.8)
Financing activities:
Proceeds from issuance of long-term debt	(10.0)	(17.0)	2,254.0	20.5
Payments on long-term debt and capital lease obligations	(26.5)	(7.9)	(2,238.0)	(17.3)
Short-term financing, net	(6.7)	5.0	(11.9)	(5.4)
Financing fees paid	—	—	(4.4)	—
Taxes paid related to net share settlements of stock-based compensation awards	(1.5)	—	(7.5)	—
Stock option exercises	4.3	0.6	28.1	0.7
Other	$0.5	$0.3	$0.5	$0.3
Net cash (used) provided by financing activities	$(39.9)	$(19.0)	$20.8	$(1.2)
Effect of exchange rate changes on cash and cash equivalents	$12.9	$(8.1)	$18.4	$20.6
Net increase (decrease) in cash and cash equivalents	21.2	1.7	(14.6)	35.7
Cash and cash equivalents at beginning of period	300.6	222.1	336.4	188.1
Cash and cash equivalents at end of period	$321.8	$223.8	$321.8	$223.8

Schedule A
Univar Inc.
Reconciliation of Adjusted EBIDTA to Reported Net Income
(Unaudited)

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
Three Months Ended June 30, 2017
Net sales:
External customers	$1,191.1	$492.4	$463.7	$99.8	$—	$2,247.0
Inter-segment	35.0	2.3	1.2	0.2	(38.7)	—
Total net sales	1,226.1	494.7	464.9	100.0	(38.7)	2,247.0
Cost of goods sold	950.4	427.2	360.2	81.5	(38.7)	1,780.6
Gross profit	275.7	67.5	104.7	18.5	—	466.4
Outbound freight and handling	47.3	9.2	13.8	1.6	—	71.9
Warehousing, selling and administrative	136.4	21.5	54.6	12.0	9.1	233.6
Adjusted EBITDA	$92.0	$36.8	$36.3	$4.9	$(9.1)	$160.9
Other operating expenses, net						24.2
Depreciation						34.1
Amortization						16.5
Interest expense, net						35.8
Other expense, net						11.7
Income tax expense						7.3
Net income						$31.3
Total assets	$3,643.1	$2,129.5	$972.2	$223.7	$(1,161.6)	$5,806.9

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
Three Months Ended June 30, 2016
Net sales:
External customers	$1,212.8	$485.4	$459.9	$104.4	$—	$2,262.5
Inter-segment	25.0	1.7	1.0	—	(27.7)	—
Total net sales	1,237.8	487.1	460.9	104.4	(27.7)	2,262.5
Cost of goods sold	974.7	426.5	357.8	85.8	(27.7)	1,817.1
Gross profit	263.1	60.6	103.1	18.6	—	445.4
Outbound freight and handling	48.2	8.4	14.8	1.9	—	73.3
Warehousing, selling and administrative	131.7	20.7	55.3	12.5	3.7	223.9
Adjusted EBITDA	$83.2	$31.5	$33.0	$4.2	$(3.7)	$148.2
Other operating expenses, net						11.5
Depreciation						38.0
Amortization						23.3
Interest expense, net						40.4
Other income, net						(5.7)
Income tax expense						0.9
Net income						$39.8
Total assets	$4,012.8	$1,997.8	$990.3	$242.7	$(1,289.2)	$5,954.4

Schedule B
Univar Inc.
Other operating expenses, net
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in millions)	2017	2016	2017	2016
Acquisition and integration related expenses	$0.5	$2.4	$0.7	$4.3
Stock-based compensation expense	5.1	1.3	11.5	3.5
Restructuring charges	1.8	5.5	3.5	6.5
Business transformation costs	11.5	—	20.6	—
Other	5.3	2.3	7.7	2.7
Total other operating expenses, net	$24.2	$11.5	$44.0	$17.0

Schedule C
Univar Inc.
Other expenses, net
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in millions)	2017	2016	2017	2016
Foreign currency transactions	$(1.8)	$0.3	$(3.9)	$(2.4)
Foreign currency denominated loans revaluation	(5.4)	5.4	(8.4)	(9.3)
Undesignated foreign currency derivative instruments	1.2	(0.9)	2.2	1.0
Undesignated interest rate swap contracts	(4.8)	1.5	(4.8)	2.2
Debt amendment costs	—	—	(4.2)	—
Other	(0.9)	(0.6)	(1.7)	0.8
Total other (expense) income, net	$(11.7)	$5.7	$(20.8)	$(7.7)